500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELESE
FOR IMMEDIATE RELEASE	Media Contact: Stephanie A. Arnold
(302) 571-5259
July 28, 2008	sarnold@wsfsbank.com

WSFS BANK TO ACQUIRE DELAWARE BRANCH NETWORK

FROM SUN NATIONAL BANK

WILMINGTON, Del.— WSFS Bank, a subsidiary of WSFS Financial Corporation (NASDAQ/GS: WSFS), announced today that it has signed a definitive agreement with Sun National Bank, the primary subsidiary of Vineland, NJ-based Sun Bancorp, Inc. (NASDAQ: SNBC), for WSFS Bank to acquire all six Sun National Bank’s Delaware branches.

As part of the transaction, WSFS will assume approximately $110 million in deposits and will pay a 12% premium on balances as of the date of closing. WSFS will not acquire any loans in the pending transaction. The transaction is expected to close in the fourth quarter of 2008, subject to standard regulatory approvals.

This acquisition enables WSFS to expand its retail network in New Castle County to a pro forma 24 branch locations and will further solidify WSFS’ current number two and number three market share position in New Castle County and the state of Delaware, respectively, based on deposits. (Source: FDIC, June 30, 2007)

“This opportunity to make a branch acquisition in Delaware is consistent with our growth strategy, while at the same time strengthening our franchise by increasing valuable customer funding, liquidity and market share,” said Mark A. Turner, President and CEO of WSFS Bank. “Despite a difficult economic environment, WSFS is able to capitalize on its strong capital and financial strength to respond to this unique opportunity. Such branch and deposit growth opportunities are rare in Delaware and New Castle County and we are pleased to be in a position to acquire this valuable franchise.”

(more)

500 Delaware Avenue, Wilmington, Delaware 19801

WSFS To Acquire Sun National Delaware Branches/Page 2

“This acquisition enhances our growth plan, which includes the recent acquisition of 1st Reverse Financial Services, LLC in May 2008 and adds to our recent string of branch openings in Smyrna and Selbyville, Delaware, in March 2008 and July 2008,” Mr. Turner continued.

WSFS anticipates that the transaction will be accretive to earnings per share in 2009.

“WSFS’ community banking model and focus on providing best-in-class service mirrors Sun’s commitment to personalized service and local decision making. We feel confident that our Delaware customers will benefit from WSFS’ larger Delaware branch and ATM network,” said Thomas X. Geisel, Sun Bank President and CEO. “This transaction allows both Sun and WSFS to strengthen their primary communities by targeting their resources and growth plans close to home.”

Of the six Delaware Sun locations, two are expected to be consolidated due to their close proximity to current WSFS branches. The other four Sun locations will become WSFS branches.

“This is a great strategic fit to our banking franchise, as many of the Sun locations are at or near sub-markets that we’ve had our eye on for some time now,” commented Richard M. Wright, Executive Vice President and head of WSFS Retail Banking. “The two Sun locations we expect to consolidate are very close to WSFS branches, so close that customers should not feel an impact. WSFS is very much looking forward to welcoming Sun customers into the WSFS family and serving their banking needs.”

Keefe, Bruyette & Woods acted as the financial advisors to WSFS and its legal counsel was Luse Gorman Pomerenk & Schick, P.C. The agreement has been approved by the Boards of Directors of both companies.

(more)

500 Delaware Avenue, Wilmington, Delaware 19801

WSFS To Acquire Sun National Delaware Branches/Page 3

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.2 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), pro forma will operate 35 retail banking offices located in Delaware and Pennsylvania, as well as three loan production offices in Dover, Delaware; Blue Bell, Pennsylvania and Annandale, Virginia. WSFS Bank provides comprehensive financial services including personal trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and 1st Reverse Financial Services, LLC. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

Forward-looking Statements

Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

###